EXHIBIT 10.20

INDEMNITY AGREEMENT

THIS AGREEMENT is made as of May 20, 2005, by and among Trump Entertainment Resorts, Inc., a Delaware corporation (the “Company”), Trump Plaza Associates, LLC (the “Plaza”), Trump Taj Mahal Associates, LLC (the “Taj”), Trump Marina Associates, LLC (the “Marina”), Trump Indiana, Inc. (“Trump Indiana” and, collectively with the Plaza, the Taj, the Marina and the Company, the “Indemnitors”), and Don M. Thomas (the “Indemnitee”), a director of the Company.

RECITALS

WHEREAS, although the Certificate of Incorporation and the By-laws of the Company provide for indemnification of the officers and directors of the Company and the Indemnitee may also be entitled to indemnification pursuant to the Delaware General Corporation Law (“DGCL”), the Certificate of Incorporation and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board of Directors of the Company (the “Board”) with respect to indemnification of directors; and

WHEREAS, each of the Indemnitors other than the Company, is, directly or indirectly, a wholly-owned or majority-owned subsidiary of the Company or is, directly or indirectly, managed by the Company, and the Indemnitee’s continued service to the Company substantially benefits each of the Indemnitors; and

WHEREAS, the limited liability company agreement or certificate of incorporation and by-laws, as the case may be, of each of the Plaza, the Taj, the Marina and Trump Indiana authorizes each such corporation or limited liability company to indemnify its members, directors and officers and those who serve on the board of directors of an affiliated entity, including service on the Board; and

WHEREAS, the Board and all of the members or directors, as the case may be, of each the Plaza, the Taj, the Marina and Trump Indiana have determined that it is in the best interest of each of the Indemnitors and that it is reasonably prudent and necessary for each of the Indemnitors contractually to obligate itself, jointly and severally, to indemnify, and to advance expenses on behalf of, the Indemnitee to the fullest extent permitted by applicable law in order to induce him to serve or continue to serve the Company free from undue concern that he will not be so indemnified or that any indemnification obligation will not be met; and

WHEREAS, this Agreement is a supplement to and in furtherance of (a) the Certificate and Bylaws of the Company, and (b) the provisions of the limited liability company agreement or certificate of incorporation and bylaws, as the case may be, of each of the Plaza, the Taj, the Marina and Trump Indiana, and (c) the certificate of incorporation and bylaws, limited liability company agreement, partnership agreement or other organizational documents, as the case may be, of any other Enterprise (as defined below) and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of the Indemnitee thereunder; and

WHEREAS, the Indemnitee does not regard the protection available under the Company’s or any other Enterprise’s certificate of incorporation, bylaws or other organizational documents and insurance as adequate in the present circumstances, and may not be willing to continue to serve as a director of the Company or any other Enterprise without adequate protection, and the Indemnitors desire the Indemnitee to continue to serve in such capacity. The Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company and certain other Enterprises on the condition that he be so indemnified;

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Indemnitors and Indemnitee do hereby covenant and agree as follows:

1. Services to the Company and Certain Other Enterprises. The Indemnitee will serve or continue to serve as a director of the Company and certain other Enterprises for so long as the Indemnitee is duly elected or appointed or until the Indemnitee tenders his resignation. This Agreement shall not be viewed as an employment contract between the Company or the Indemnitors and the Indemnitee.

2. Definitions. As used in this Agreement:

a. “Corporate Status” describes the status of a person who is or was a director, trustee, general partner, managing member, officer, employee, agent or fiduciary of the Company or of any other Enterprise.

b. “Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

c. “Enterprise” shall mean (i) the Company and (ii) any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise which is an affiliate or wholly or partially owned subsidiary of the Company or of which the Indemnitee is or was serving as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary and (iii) any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company.

d. “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent and (ii) for purposes of Section 13(e) hereof, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. Expenses, however, shall not include amounts paid in settlement by the Indemnitee or the amount of judgments or fines against the Indemnitee.

e. References to “fines” shall include any excise tax assessed with respect to any employee benefit plan;

f. References to “serving at the request of the Company” shall include any service as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, trustee, general partner, managing member, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

g. The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, including without limitation any such proceeding pending as of the date of this Agreement, in which the Indemnitee was, is or will be involved as a party or otherwise by reason of the fact that the Indemnitee is or was a director of the Company, by reason of any action taken by him or of any action on his part while acting as director of the Company, or by reason of the fact that he is or was serving as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary of any other Enterprise, in each case whether or not serving in such capacity at the time any Expense, judgment, fine or amount paid in settlement is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement; except one initiated by the Indemnitee to enforce his rights under this Agreement.

h. “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither currently is, nor in the past five years has been, retained to represent: (i) the Indemnitors or the Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnities under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Indemnitors or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement. The Indemnitors agree to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto and to be jointly and severally liable therefor.

3. Indemnity in Third-Party Proceedings. The Indemnitors shall be jointly and severally liable to indemnify the Indemnitee in accordance with the provisions of this Section 3 if the Indemnitee is, or is threatened to be made, a party to or a participant (as a witness or otherwise) in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, the Indemnitee shall be indemnified, to the fullest extent permitted by applicable law, against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding had no reasonable cause to believe that his conduct was unlawful.

4. Indemnity in Proceedings by or in the Right of the Company. The Indemnitors shall be jointly and severally liable to indemnify the Indemnitee in accordance with the provisions of this Section 4 if the Indemnitee is, or is threatened to be made, a party to or a participant (as a witness or otherwise) in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, the Indemnitee shall be indemnified, to the fullest extent permitted by applicable law, against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which the Indemnitee shall have been finally adjudged by a court of competent jurisdiction to be liable to the Company, unless and only to the extent that any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification.

5. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law and to the extent that the Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Indemnitors shall be jointly and severally liable to indemnify the Indemnitee against all Expenses actually and reasonably incurred by him in connection therewith. If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Indemnitors shall be jointly and severally liable to indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. If the Indemnitee is not wholly successful in such Proceeding, the Indemnitors also shall be jointly and severally liable to indemnify the Indemnitee against all Expenses reasonably incurred in connection with any claim, issue or matter that is related to any claim, issue, or matter on which the Indemnitee was successful. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

6. Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that the Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which the Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

7. Additional Indemnification.

a. Notwithstanding any limitation in Sections 3, 4, or 5, the Indemnitors shall be jointly and severally liable to indemnify the Indemnitee to the fullest extent permitted by law if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the Proceeding. No indemnity shall be made under this Section 7(a) on account of the Indemnitee’s conduct which has been adjudicated to constitute a breach of the Indemnitee’s duty of loyalty to the Company or its shareholders or an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law.

b. Notwithstanding any limitation in Sections 3, 4, 5 or 7(a), the Indemnitors shall be jointly and severally liable to indemnify Indemnitee to the fullest extent permitted by law if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the Proceeding.

c. For purposes of Sections 7(a) and 7(b), the meaning of the phrase “to the fullest extent permitted by law” shall include, but not be limited to:

(i) to the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL; and

(ii) to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

8. Exclusions. Notwithstanding any provision in this Agreement, the Indemnitors shall not be obligated under this Agreement to make any indemnity in connection with any claim made against the Indemnitee:

a. for which payment has actually been received by or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount actually received under any insurance policy or other indemnity provision;

b. for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of state statutory law or common law; or (ii) any reimbursement of the Company by the Indemnitee of any bonus or other equity-based or incentive-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act; or

c. except as provided in Section 13(e) hereof, in connection with any Proceeding (or any part thereof) initiated by the Indemnitee, including any Proceeding (or part thereof) initiated by the Indemnitee against the Company or its officers, directors and other Indemnitees unless (i) the Board authorized the Proceeding (or part thereof) prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to its powers under applicable law.

9. Advancement of Expenses; Defense of Claim.

a. Notwithstanding any provision of this Agreement to the contrary, the Indemnitors shall be jointly and severally obligated to advance, to the extent not prohibited by law, any and all Expenses incurred by the Indemnitee in connection with any Proceeding within 30 days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to the Indemnitee’s ability to repay the advances and without regard to the Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. The Indemnitee shall qualify for advances solely upon the execution and delivery to the Company of an undertaking providing that the Indemnitee undertakes to repay the advance to the extent and only to the extent that it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Indemnitors. This Section 9 shall not apply to any claim made by Indemnitee for which indemnification is excluded under Section 8 hereof.

b. The Company will be entitled to participate reasonably in the Proceeding at its own expense.

10. Procedure for Notification and Request for Indemnification.

a. To obtain indemnification under this Agreement, the Indemnitee shall submit to the Company written notification not later than sixty (60) days after receipt by the Indemnitee of notice of the commencement of any Proceeding except for Proceedings pending as of the date of this Agreement; with regard to such pending Proceedings, Indemnitee shall submit to the Company written notification not later than sixty (60) days after the date of this Agreement. The submission of written notification by the Indemnitee to the Company shall be deemed to be made as to all the Indemnitors. The omission to notify the Company will relieve an Indemnitor of its indemnification obligations under this Agreement only to the extent such Indemnitor can establish that such omission to notify resulted in actual prejudice to it, and the omission to notify the Company will not relieve the Indemnitors from any liability which they may have to indemnify the Indemnitee otherwise than under this Agreement. The Secretary of the Company shall, promptly upon receipt of notification from the Indemnitee pursuant to this Section 10(a), advise the Board and the other Indemnitors in writing that the Indemnitee has provided such notification.

b. Following notification by the Indemnitee pursuant to Section 10(a) of this Agreement, the Indemnitee shall thereafter, consistent with the time period for the duration of this Agreement as set forth in Section 15 of this Agreement, submit to the Company a written request for indemnification pursuant to this Section 10(b), including therein or therewith such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The submission by the Indemnitee of a written request for indemnification to the Company shall be deemed to be made as to all Indemnitors. The failure to submit a written request to the Company will relieve an Indemnitor of its indemnification obligations under this Agreement only to the extent such Indemnitor can establish that such failure to make a written request resulted in actual prejudice to it, and the failure to make a written request will not relieve the Indemnitors from any liability which they may have to indemnify the Indemnitee otherwise than under this Agreement. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board and the other Indemnitors in writing that the Indemnitee has requested indemnification. Upon submission of a written request for indemnification by the Indemnitee pursuant to this Section 10(b), the Indemnitee’s entitlement to indemnification shall be determined according to Section 11 of this Agreement.

11. Procedure Upon Application for Indemnification.

a. Upon receipt of the Indemnitee’s written request for indemnification pursuant to Section 10(b), a determination with respect thereto shall be made in the specific case: (i) by the Disinterested Directors, even though less than a quorum, so long as the Indemnitee does not request that such determination be made by Independent Counsel; or (ii) if so requested by the Indemnitee in his sole discretion, or if there are no Disinterested Directors, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee; and if it is so determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within ten (10) days after such determination. The Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by the Indemnitee in so cooperating with the Disinterested Directors or Independent Counsel, as the case may be, making such determination shall be advanced and borne by the Indemnitors (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Indemnitors are hereby jointly and severally liable to indemnify and hold the Indemnitee harmless therefrom.

b. In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 11(a) hereof, the Independent Counsel shall be selected as provided in this Section 11(b). The Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection by made by the Board, in which event the Board shall make such selection on behalf of the Company, subject to the remaining provisions of this Section 11(b)), and the Indemnitee or the Company, as the case may be, shall give written notice to the other, advising it or him of the identity of the Independent Counsel so selected. The Company or the Indemnitee, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to the Indemnitee or the Company, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within twenty (20) days after submission by the Indemnitee of a written request for indemnification pursuant to Section 10(b) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or the Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or the Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 11(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 13(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

12. Presumptions and Effect of Certain Proceedings.

a. In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that the Indemnitee is entitled to indemnification under this Agreement if the Indemnitee has submitted a notice and a request for indemnification in accordance with Section 10 of this Agreement, and the Indemnitors shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by the Board) or of Independent Counsel to have made a determination prior to the commencement of any judicial proceeding or arbitration pursuant to this Agreement that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by the Board) or by Independent Counsel that the Indemnitee has not met such applicable standard of conduct, shall be admissible in evidence against the Indemnitee or otherwise referred to in any such judicial proceeding or arbitration for any purpose (including without limitation to rebut the presumption in favor of indemnification) or create a presumption that the Indemnitee has not met the applicable standard of conduct.

b. Subject to Section 13(f), if the person, persons or entity empowered or selected under Section 11 of this Agreement to determine whether the Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the Indemnitee’s written request for indemnification pursuant to Section 10(b) of this Agreement, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made and the Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the Disinterested Directors or the Independent Counsel, as the case may be, making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

c. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

d. Reliance as Safe Harbor. For purposes of any determination of good faith, the Indemnitee shall be deemed to have acted in good faith if the Indemnitee’s action or failure to act is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to the Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise. The provisions of this Section 12(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

e. Actions of Others. The knowledge and/or actions, or failure to act, of any other director, partner, managing member, officer, agent, employee or trustee of the Enterprise shall not be imputed to the Indemnitee for purposes of determining his right to indemnification under this Agreement.

13. Remedies of the Indemnitee.

a. Subject to 13(f), in the event that (i) a determination is made pursuant to Section 11 of this Agreement that the Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 9 of this Agreement, (iii) payment of indemnification is not made pursuant to Section 5, 6, 7 or the last sentence of Section 11(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (iv) payment of indemnification pursuant to Section 3 or 4 of this Agreement is not made within ten (10) days after a determination has been made that the Indemnitee is entitled to indemnification, (v) in the event the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, or (vi) payment of indemnification pursuant to Section 3 or 4 of this Agreement is not made within ten (10) days after a determination has been made that the Indemnitee is entitled to indemnification, or (v) the Indemnitee determines in its sole discretion that such action is appropriate or desirable, the Indemnitee shall be entitled to seek an adjudication by a court of competent jurisdiction as to his entitlement to such indemnification or advancement of Expenses. Alternatively, the Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association; provided, however, that the foregoing clause shall not apply in respect of a Proceeding brought by Indemnitee to enforce his rights under Section 5 of this Agreement. The Indemnitors shall not oppose the Indemnitee’s right to seek any such adjudication or award in arbitration.

b. In the event that a determination shall have been made pursuant to Section 11(a) of this Agreement that the Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration, commenced pursuant to this Section 13, shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and the Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 13, the Indemnitors shall have the burden of proving the Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and the Indemnitors may not refer to or introduce into evidence any determination pursuant to Section 11(a) adverse to the Indemnitee for purposes of satisfying the Indemnitors’ burden of proof or for any other purpose. In any judicial proceeding or arbitration commenced pursuant to this Section 13, in the event that the person, persons or entity empowered or selected under Section 11 of this Agreement to determine whether the Indemnitee is entitled to indemnification has not made such a determination within the time period provided for under Section 12(b) of this Agreement, the Indemnitors shall stipulate and may not contest that the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe his conduct was unlawful.

c. If a determination shall have been made pursuant to Section 11(a) of this Agreement that the Indemnitee is entitled to indemnification, the Indemnitors shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 13, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

d. In the event that the Indemnitee is a party to a judicial proceeding or arbitration pursuant to this Section 13 concerning his rights under, or to recover damages for breach of, this Agreement, the Indemnitee shall be entitled to recover from the Indemnitors (each of whom shall be jointly and severally liable therefor), and shall be indemnified by the Indemnitors against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication or arbitration. If it shall be determined in said judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Indemnitee shall be entitled to recover from the Indemnitors (who shall be jointly and severally liable therefor), and shall be indemnified by the Indemnitors against, any and all Expenses reasonably incurred by the Indemnitee in connection with such judicial adjudication or arbitration.

e. The Indemnitors shall be precluded, to the fullest extent not prohibited by law, from asserting in any judicial proceeding or arbitration commenced pursuant to this Section

13 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Indemnitors are bound by all the provisions of this Agreement. It is the intent of the Company that the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. The Indemnitors shall be jointly and severally liable to indemnify the Indemnitee against any and all Expenses and, if requested by the Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefore) advance, to the fullest extent not prohibited by law, such Expenses to the Indemnitee that are incurred by Indemnitee in connection with any judicial adjudication or arbitration involving the Indemnitee for indemnification or advancement of Expenses from the Indemnitors under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

f. Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

14. Non-exclusivity; Survival of Rights; Insurance.

a. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Company’s or any other Enterprise’s Articles of Incorporation, the Company’s or any other Enterprise’s Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of the Indemnitee under this Agreement in respect to any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Company’s or any other Enterprise’s Bylaws and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

b. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, partners, managing members, officers, employees, agents or trustees of the Company or of any other Enterprise, the Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, partner, managing member, officer, employee, agent or trustee under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to Section 10(a) hereof, the Company has director and officer liability insurance in effect, the

Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

c. The Indemnitors shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided hereunder) hereunder if and only to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

d. The Indemnitors’ obligation hereunder to indemnify, or advance Expenses to, the Indemnitee who was, is or will be serving as a director, partner, managing member, officer, employee, agent or trustee of any other Enterprise shall be reduced by any amount the Indemnitee has actually received as indemnification or advancement of Expenses from such other Enterprise.

15. Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) 10 years after the date that the Indemnitee shall have ceased to serve as a director of the Company or as a director, partner, managing member, officer, employee, agent or trustee of any other Enterprise; or (b) 1 year after the final termination (i) of any Proceeding (including any rights of appeal) then pending in respect of which the Indemnitee requests indemnification or advancement of Expenses hereunder and (ii) of any judicial proceeding or arbitration pursuant to Section 13 of this Agreement (including any rights of appeal) involving the Indemnitee. This Agreement shall be binding upon the Indemnitors and their successors and assigns and shall inure to the benefit of the Indemnitee and his heirs, executors and administrators.

16. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

17. Enforcement.

a. The Indemnitors expressly confirm and agree that they have entered into this Agreement and assumed the obligations imposed on them hereby in order to induce the Indemnitee to continue to serve as a director of the Company, and the Indemnitors acknowledge that the Indemnitee is relying upon this Agreement in serving as a director of the Company.

b. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation and Bylaws of the Company and applicable law, and shall not be deemed to be a substitute therefor, nor to diminish or abrogate the rights of the Indemnitee thereunder.

18. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a wavier of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

19. Notice by the Indemnitee. The Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of the Indemnitee to so notify the Company shall not relieve the Indemnitors of any obligation which it may have to the Indemnitee under this Agreement or otherwise.

20. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

a. If to the Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as the Indemnitee shall provide in writing to the Company,

with a copy to:	Robert L. Nutt, Esq.
Ropes & Gray, LLP
One International Place
Boston, MA 02110-2624

b.	If to the Company to:	Trump Entertainment Resorts, Inc.
1000 Boardwalk
Atlantic City, N.J. 08401
Attn: Robert M. Pickus, Esq.
General Counsel

or to any other address as may have been furnished to the Indemnitee in writing by the Company.

21. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to the Indemnitee for any reason whatsoever, the Indemnitors, in lieu of indemnifying the Indemnitee, shall contribute to the amount incurred by the Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion in order to reflect (i) the relative benefits received by the Indemnitors and the Indemnitee as a result of the event(s)

and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Indemnitors (and its directors, officer, employees and agents) and the Indemnitee in connection with such event(s) and/or transaction(s).

22. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by the Indemnitee pursuant to Section 13(a) of this Agreement, the Indemnitors and the Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not a resident of the State of Delaware, irrevocably RL&F Service Corp., One Rodney Square, 10th Floor, 10th and King Streets, Wilmington, Delaware 19801 as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

23. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

24. Miscellaneous. Use of the masculine pronoun shall been deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

THE INDEMNITORS		THE INDEMNITEE

TRUMP ENTERTAINMENT RESORTS, INC.

By:	/S/ JOHN P. BURKE	By:	/S/ DON M. THOMAS
Name:	John P. Burke		Don M. Thomas
Title:	Executive Vice President and		Address:
Corporate Treasurer

TRUMP PLAZA ASSOCIATES, LLC

By:	/S/ JOHN P. BURKE
Name:	John P. Burke
Title:	Treasurer

TRUMP TAJ MAHAL ASSOCIATES, LLC

By:	/S/ JOHN P. BURKE
Name:	John P. Burke
Title:	Corporate Treasurer

TRUMP MARINA ASSOCIATES, LLC

By:	/S/ JOHN P. BURKE
Name:	John P. Burke
Title:	Vice President and Treasurer

TRUMP INDIANA, INC.

By:	/S/ JOHN P. BURKE
Name:	John P. Burke
Title:	Treasurer

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